Exhibit 99.1

    DeVry Inc. Announces 2006 Fall Enrollment at DeVry University

  Positive Trends in New and Total Undergraduate Enrollment Continue


    OAKBROOK TERRACE, Ill.--(BUSINESS WIRE)--Dec. 7, 2006--DeVry Inc. (NYSE: DV), an international higher education company, reported today its fall 2006 enrollment at DeVry University.

    New undergraduate student enrollment for fall 2006 increased by
11.9 percent to 11,930 students compared with 10,663 in the previous year. Total undergraduate student enrollment increased 4.9 percent to 40,434 students compared to 38,546 in fall 2005. This was DeVry University's sixth consecutive period of positive undergraduate new student growth and the third consecutive period of positive total student enrollment growth.

    At DeVry University's Keller Graduate School of Management (KGSM), the number of coursetakers for the 2006 November session increased 8.9 percent to 13,920 compared with 12,777 a year ago.

    The total number of online undergraduate and graduate coursetakers in the November 2006 session increased 32.9 percent to 32,369 compared with 24,357 in the same term a year ago.

    "We are pleased with these enrollment results, which reflect our position with the working adult segment at both the undergraduate and graduate levels," said Daniel Hamburger, president and chief executive officer of DeVry Inc. "Additionally, we believe our continued investment in recruiting, marketing and customer service programs will help us recapture a larger share of the high school graduate market and maintain strong online enrollment now and in the long term."

    Financial results for the company's fiscal 2007 second quarter will be announced after-market on January 25, 2007, with a conference call to follow at 3:30 p.m. Central time.


Fall 2006 Enrollment Results
--------------------------------
DeVry University                   Fall 2006    Fall 2005   % Increase

New undergraduate students
(onsite/online)                       11,930        10,663       11.9
Total undergraduate students
(onsite/online)                       40,434        38,546        4.9

                                November 2006 November 2005 % Increase
Graduate coursetakers(a)
(onsite/online)                       13,920        12,777        8.9

Online coursetakers(a)                32,369        24,357       32.9

    (a) The term "coursetaker" refers to the number of courses taken by a student. Thus one student taking two courses is counted as two coursetakers.

    About DeVry Inc.

    DeVry Inc. (NYSE: DV) is the holding company for DeVry University, Ross University, Chamberlain College of Nursing and Becker Professional Review. DeVry University, which includes Keller Graduate School of Management, offers associate, bachelor's and master's degree programs in technology, healthcare technology, business and management. Ross University, through its schools of Medicine and Veterinary Medicine, offers both doctor of medicine and doctor of veterinary medicine degree programs. Chamberlain College of Nursing offers associate and bachelor's degree programs in nursing. Becker Professional Review, which includes Stalla CFA Review, provides preparatory coursework for the certified public accountant and chartered financial analyst exams. DeVry Inc. is based in Oakbrook Terrace, Ill. For more information about the company, visit http://www.devryinc.com.

    Certain statements contained in this release concerning DeVry's future performance, including those statements concerning DeVry's expectations or plans, may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Inc. or its management "believes," "expects," "anticipates," "foresees," "forecasts," "estimates" or other words or phrases of similar import. Actual results may differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in the Company's most recent Annual Report on Form 10-K for the year ending June 30, 2006 and filed with the Securities and Exchange Commission on September 13, 2006, as well as in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, and the documents incorporated by reference therein that constitute forward-looking statements.

    CONTACT: DeVry Inc.
             Investor Contact:
             Joan Bates
             jbates@devry.com
             630-574-1949
             or
             Dresner Corporate Services
             Media Contact:
             David Gutierrez
             dgutierrez@dresnerco.com
             312-780-7204